CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com
InvenTrust Properties Corp. Reports 2024 Third Quarter Results
DOWNERS GROVE, IL – October 29, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2024. For the three months ended September 30, 2024 and 2023, the Company reported Net Loss of $0.5 million, or $0.01 per diluted share, and Net Loss of $0.8 million, or $0.01 per diluted share, respectively.
Third Quarter 2024 Highlights:
•Nareit FFO of $0.45 per diluted share
•Core FFO of $0.44 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 6.5%
•Leased Occupancy as of September 30, 2024 of 97.0%
•Executed 59 leases totaling approximately 469,000 square feet of GLA, of which 403,000 square feet was executed at a blended comparable lease spread of 9.8%
•Acquired Scottsdale North Marketplace, a 66,000 square foot neighborhood center anchored by AJ’s Fine Foods, in Scottsdale, Arizona
•Issued and sold 9.2 million shares of common stock, receiving $247.3 million in net proceeds
“The InvenTrust team delivered another solid quarter of financial results," Daniel (DJ) Busch, President and CEO of InvenTrust announced. “With the continued strength of our portfolio performance, we are raising our full year Nareit and Core FFO guidance. In September, we raised approximately $250 million in new capital through an equity issuance, which will support our continued cash flow growth over time.”
NET (LOSS) INCOME
•Net Loss for the three months ended September 30, 2024 was $0.5 million, or $0.01 per diluted share, compared to Net Loss of $0.8 million, or $0.01 per diluted share, for the same period in 2023.
•Net Income for the nine months ended September 30, 2024 was $3.9 million, or $0.06 per diluted share, compared to Net Income of $2.4 million, or $0.04 per diluted share, for the same period in 2023.
NAREIT FFO
•Nareit FFO for the three months ended September 30, 2024 was $30.9 million, or $0.45 per diluted share, compared to $27.6 million, or $0.41 per diluted share, for the same period in 2023.
•Nareit FFO for the nine months ended September 30, 2024 was $91.8 million, or $1.34 per diluted share, compared to $84.7 million, or $1.25 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended September 30, 2024 was $30.1 million, or $0.44 per diluted share, compared to $27.6 million, or $0.41 per diluted share, for the same period in 2023.
•Core FFO for the nine months ended September 30, 2024 was $89.2 million, or $1.30 per diluted share, compared to $84.1 million, or $1.24 per diluted share, for the same period in 2023.

1 Press Release - Quarter Ended September 30, 2024

SAME PROPERTY NOI
•Same Property NOI for the three months ended September 30, 2024 was $45.5 million, a 6.5% increase, compared to the same period in 2023.
•Same Property NOI for the nine months ended September 30, 2024 was $123.8 million, a 4.2% increase, compared to the same period in 2023.
DIVIDEND
•For the quarter ended September 30, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on October 15, 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2024, the Company’s Leased Occupancy was 97.0%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.8% and Small Shop Leased Occupancy was 92.0%. Anchor Leased Occupancy increased 70 basis points, and Small Shop Leased Occupancy increased 30 basis points, each on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 280 basis points, which equates to approximately $7.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 9.8%.
•Annualized Base Rent (“ABR”) per square foot (“PSF”) as of September 30, 2024 was $19.83, an increase of 2.4% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.67 and Small Shop ABR PSF was $33.50 for the third quarter.
•On August 6, 2024, the Company acquired Scottsdale North Marketplace, a 66,000 square foot neighborhood center anchored by AJ’s Fine Foods, in Scottsdale, Arizona, for a gross acquisition price of $23.0 million. The Company used cash on hand to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•On September 25, 2024, the Company issued and sold 9.2 million shares of its common stock through an offering, receiving $247.3 million in net proceeds after underwriting discounts and commissions.
•InvenTrust had $543.2 million of total liquidity, as of September 30, 2024, comprised of $193.2 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has no debt maturing in 2024 and $35.9 million of debt maturing in 2025, as of September 30, 2024. On September 27, 2024, the Company extinguished the $72.5 million cross collateralized pooled mortgage payable maturing on November 2, 2024.
•The Company's weighted average interest rate on its debt as of September 30, 2024 was 4.03% and the weighted average remaining term was 3.6 years.
SUBSEQUENT EVENTS
•On October 9, 2024, the Company acquired Stonehenge Village, a 214,000 square foot community center anchored by Wegman’s in the Richmond, Virginia market, for a gross acquisition price of $62.1 million. The Company used cash on hand to fund the acquisition.
•On October 23, 2024, the Company entered into a third amendment to the Amended Revolving Credit Agreement, which provides for, among other things, an increase in the revolving commitments thereunder from $350.0 million to $500.0 million and an extension of the maturity date to January 15, 2029, with one six-month extension option.

2 Press Release - Quarter Ended September 30, 2024

2024 GUIDANCE
InvenTrust has updated its 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$0.09	—	$0.12	$0.08	—	$0.12
Nareit FFO per diluted share	$1.74	—	$1.77	$1.73	—	$1.77
Core FFO per diluted share (3)	$1.70	—	$1.73	$1.69	—	$1.73
Same Property NOI (“SPNOI”) Growth	4.25%	—	5.00%	3.50%	—	4.50%
General and administrative	$33,000	—	$34,000	$33,000	—	$34,250
Interest expense, net (4)	$34,500	—	$35,000	$35,750	—	$36,250
Net investment activity (5)	~ $159,000 - $215,000			~ $75,000
(1)The Company’s guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s guidance includes an expectation of uncollectibility, reflected as 0-50 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $3.2 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.09	$0.12
Depreciation and amortization of real estate assets	1.60	1.60
Impairment of real estate assets	0.05	0.05
Nareit FFO per diluted share	1.74	1.77
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.04)
Straight-line rent adjustments, net	(0.03)	(0.03)
Amortization of debt discounts and financing costs	0.03	0.03
Core FFO per diluted share	$1.70	$1.73

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

EARNINGS CALL INFORMATION
Date:                Wednesday, October 30, 2024
Time:                10:00 a.m. ET
Dial-in:                 (833) 470-1428 / Access Code: 861040
Webcast & Replay Link:     https://events.q4inc.com/attendee/437641621
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

3 Press Release - Quarter Ended September 30, 2024

Definitions
NON-GAAP FINANCIAL MEASURES
This Press Release includes certain financial measures and other terms that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments (“GAAP Rent Adjustments”). The Company bifurcates NOI into Same Property NOI and NOI from other investment properties based on whether the retail properties meet the Company’s Same Property criteria. NOI from other investment properties includes adjustments for the Company’s captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Nareit FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
ADJUSTED EBITDA
The Company’s non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.
FORMER JOINT VENTURE
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.

4 Press Release - Quarter Ended September 30, 2024

Financial Statements
Condensed Consolidated Balance Sheets
In thousands, except share amounts

	As of Sept. 30	As of December 31
	2024	2023
Assets	(unaudited)
Investment properties
Land	$710,160	$694,668
Building and other improvements	2,013,459	1,956,117
Construction in progress	11,716	5,889
Total	2,735,335	2,656,674
Less accumulated depreciation	(496,559)	(461,352)
Net investment properties	2,238,776	2,195,322
Cash, cash equivalents and restricted cash	202,758	99,763
Intangible assets, net	107,004	114,485
Accounts and rents receivable	34,797	35,353
Deferred costs and other assets, net	37,146	42,408
Total assets	$2,620,481	$2,487,331

Liabilities
Debt, net	$740,109	$814,568
Accounts payable and accrued expenses	48,683	44,583
Distributions payable	17,455	14,594
Intangible liabilities, net	30,369	30,344
Other liabilities	28,660	29,198
Total liabilities	865,276	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,130,431 shares issued and outstanding as of September 30, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	77	68
Additional paid-in capital	5,721,592	5,468,728
Distributions in excess of accumulated net income	(3,977,152)	(3,932,826)
Accumulated comprehensive income	10,688	18,074
Total stockholders' equity	1,755,205	1,554,044
Total liabilities and stockholders' equity	$2,620,481	$2,487,331

5 Press Release - Quarter Ended September 30, 2024

Financial Statements, continued
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2024	2023	2024	2023
Income
Lease income, net	$68,132	$63,716	$201,681	$192,814
Other property income	389	346	1,061	1,060
Other fee income	—	—	—	80
Total income	68,521	64,062	202,742	193,954

Operating expenses
Depreciation and amortization	28,134	30,318	85,092	85,339
Property operating	10,795	11,070	31,037	31,056
Real estate taxes	9,205	8,781	27,232	27,361
General and administrative	8,133	7,610	24,768	23,389
Total operating expenses	56,267	57,779	168,129	167,145

Other (expense) income
Interest expense, net	(9,470)	(9,555)	(28,744)	(28,441)
Impairment of real estate assets	(3,854)	—	(3,854)	—
Gain on sale of investment properties	334	1,707	334	2,691
Equity in earnings (losses) of unconsolidated entities	—	67	—	(447)
Other income and expense, net	197	676	1,510	1,767
Total other (expense) income, net	(12,793)	(7,105)	(30,754)	(24,430)

Net (loss) income	$(539)	$(822)	$3,859	$2,379

Weighted-average common shares outstanding - basic	68,526,238	67,531,335	68,101,901	67,521,110
Weighted-average common shares outstanding - diluted	68,526,238	67,531,335	68,659,319	67,720,485

Net (loss) income per common share - basic	$(0.01)	$(0.01)	$0.06	$0.04
Net (loss) income per common share - diluted	$(0.01)	$(0.01)	$0.06	$0.04

Distributions declared per common share	$0.23	$0.22	$0.68	$0.65
Distributions paid per common share	$0.23	$0.22	$0.67	$0.64

Comprehensive (loss) income
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Unrealized (loss) gain on derivatives, net	(7,145)	5,978	2,560	13,496
Reclassification to net (loss) income	(3,315)	(4,213)	(9,946)	(11,089)
Comprehensive (loss) income	$(10,999)	$943	$(3,527)	$4,786

6 Press Release - Quarter Ended September 30, 2024

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2024	2023	2024	2023
Income
Minimum base rent	$42,809	$41,481	$116,321	$113,761
Real estate tax recoveries	8,214	7,798	22,886	22,749
Common area maintenance, insurance, and other recoveries	8,212	7,885	21,924	20,746
Ground rent income	4,715	4,762	11,634	11,735
Short-term and other lease income	799	691	2,706	2,575
Reversal of (provision for) uncollectible billed rent and recoveries, net	162	(491)	(55)	(366)
Other property income	374	346	936	978
Total income	65,285	62,472	176,352	172,178

Operating Expenses
Property operating	10,691	10,981	27,518	28,072
Real estate taxes	9,083	8,771	25,046	25,342
Total operating expenses	19,774	19,752	52,564	53,414

Same Property NOI	$45,511	$42,720	$123,788	$118,764

Net (Loss) Income to Same Property NOI

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(197)	(676)	(1,510)	(1,767)
Equity in (earnings) losses of unconsolidated entities	—	(67)	—	447
Interest expense, net	9,470	9,555	28,744	28,441
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Impairment of real estate assets	3,854	—	3,854	—
Depreciation and amortization	28,134	30,318	85,092	85,339
General and administrative	8,133	7,610	24,768	23,389
Other fee income	—	—	—	(80)
Adjustments to NOI (a)	(1,626)	(1,434)	(6,056)	(6,028)
NOI	46,895	42,777	138,417	129,429
NOI from other investment properties	(1,384)	(57)	(14,629)	(10,665)
Same Property NOI	$45,511	$42,720	$123,788	$118,764
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

7 Press Release - Quarter Ended September 30, 2024

Reconciliation of Non-GAAP Measures, continued
in thousands, except share and per share amounts

Nareit FFO and Core FFO

The following table presents a reconciliation of Net Income to Nareit FFO and Core FFO Applicable to Common Shares and Dilutive Securities, and provides additional information related to its operations:

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Depreciation and amortization of real estate assets	27,923	30,094	84,439	84,714
Impairment of real estate assets	3,854	—	3,854	—
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Unconsolidated joint venture adjustments (a)	—	—	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	30,904	27,565	91,818	84,744
Amortization of market lease intangibles and inducements, net	(831)	(629)	(2,064)	(2,717)
Straight-line rent adjustments, net	(765)	(730)	(2,652)	(2,492)
Amortization of debt discounts and financing costs	567	1,167	1,742	3,286
Depreciation and amortization of corporate assets	211	224	653	625
Non-operating income and expense, net (b)	21	55	(275)	791
Unconsolidated joint venture adjustments (c)	—	(10)	—	(172)
Core FFO Applicable to Common Shares and Dilutive Securities	$30,107	$27,642	$89,222	$84,065

Weighted average common shares outstanding - basic	68,526,238	67,531,335	68,101,901	67,521,110
Dilutive effect of unvested restricted shares (d)	—	—	557,418	199,375
Weighted average common shares outstanding - diluted	68,526,238	67,531,335	68,659,319	67,720,485

Net (loss) income per diluted share	$(0.01)	$(0.01)	$0.06	$0.04
Nareit FFO per diluted share	$0.45	$0.41	$1.34	$1.25
Core FFO per diluted share	$0.44	$0.41	$1.30	$1.24
(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

8 Press Release - Quarter Ended September 30, 2024

Reconciliation of Non-GAAP Measures, continued
In thousands

EBITDA and Adjusted EBITDA

The following table presents a reconciliation of Net Income to EBITDA and Adjusted EBITDA, and provides additional information related to its operations:

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Interest expense, net	9,470	9,555	28,744	28,441
Income tax expense	138	128	403	388
Depreciation and amortization	28,134	30,318	85,092	85,339
Unconsolidated joint venture adjustments (a)	—	(6)	—	417
EBITDA	37,203	39,173	118,098	116,964
Impairment of real estate assets	3,854	—	3,854	—
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Amortization of market-lease intangibles and inducements, net	(831)	(629)	(2,064)	(2,717)
Straight-line rent adjustments, net	(765)	(730)	(2,652)	(2,492)
Non-operating income and expense, net (b)	21	55	(275)	791
Unconsolidated joint venture adjustments (c)	—	(10)	—	(188)
Adjusted EBITDA	$39,148	$36,152	$116,627	$109,667
(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of Sept. 30	As of December 31
	2024	2023
Net Debt:
Outstanding Debt, net	$740,109	$814,568
Less: Cash and cash equivalents	(193,187)	(96,385)
Net Debt	$546,922	$718,183

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$546,922	$718,183
Adjusted EBITDA (trailing 12 months)	153,419	146,459
Net Debt-to-Adjusted EBITDA	3.6x	4.9x

9 Press Release - Quarter Ended September 30, 2024

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under GAAP. The information provided in this press release is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended September 30, 2024. The Company may, but assumes no obligation to, update information in this press release.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)), as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

10 Press Release - Quarter Ended September 30, 2024